UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2022

Change Healthcare Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38961	82-2152098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

424 Church Street, Suite 1400

Nashville, Tennessee 37219

(Address of Principal Executive Offices) (Zip Code)

(615) 932-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CHNG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

This Current Report on Form 8-K is being filed in connection with the closing on October 3, 2022 (the “Effective Time”) of the merger (the “Merger”) of Change Healthcare Inc., a Delaware corporation (the “Company”), and Cambridge Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of UnitedHealth Group Incorporated (“Parent”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of January 5, 2021 (the “Merger Agreement”), between the Company, Merger Sub and Parent. In accordance with the terms of the Merger Agreement, at the Effective Time, Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

As previously disclosed, on September 20, 2022, the Company declared a one-time special dividend of $2.00 in cash per each issued and outstanding share of the Company’s common stock, par value $0.001 per share (the “Common Stock”, and such dividend, the “Dividend”). The Dividend will be paid to stockholders of record of the Common Stock as of immediately prior to the Effective Time, and will be payable on October 4, 2022.

Item 1.02	Termination of a Material Definitive Agreement

Senior Credit Facilities

In connection with the consummation of the Merger, on October 3, 2022, the Company terminated the Credit Agreement, dated as of March 1, 2017, among Change Healthcare Intermediate Holdings, LLC, Change Healthcare Holdings, LLC, the other borrowers party thereto, the other guarantors party thereto from time to time, Bank of America, N.A., as administrative agent, collateral agent, swing line lender and L/C issuer, and the other lenders party thereto (as amended, the “Credit Agreement”) governing its senior secured term loan facility and its revolving credit facility (such facilities, collectively, the “Senior Credit Facilities”). The Company paid an aggregate amount of approximately $4.1 billion in satisfaction of all of its outstanding obligations under the Senior Credit Facilities in accordance with the terms of the Credit Agreement.

5.75% Senior Notes due March 1, 2025

In connection with the consummation of the Merger, the Company issued a notice of full redemption of the $1.175 billion aggregate principal amount outstanding 5.75% Senior Notes due 2025 (the “Notes”). The Company will redeem the Notes at a price equal to 100.000% of the principal amount thereof, plus accrued and unpaid interest to, but not including, October 13, 2022 (the “Redemption Date”). In connection with the redemption, the Company satisfied and discharged all remaining obligations as of the Redemption Date under the Indenture, dated as of February 15, 2017, among Change Healthcare Holdings, LLC, Change Healthcare Finance, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee, transfer agent, registrar and paying agent, in accordance with its terms, and have placed funds sufficient for the redemption payments into trust for the benefit of the holders of the Notes pending the redemption.

Tax Receivable Agreements

The Company and/or certain of its subsidiaries are obligors under the tax receivable agreements and the tax receivable agreement acknowledgment and termination letter filed as Exhibits 10.2 through 10.7 and 10.57 to the Company’s Form 10-K for the fiscal year ended March 31, 2022 (the “Company Form 10-K”).

On September 30, 2022, the Company provided notice to the parties to the tax receivable agreements filed as Exhibits 10.3 through 10.5 to the Company Form 10-K of its intention to terminate those agreements on the terms and subject to the conditions set forth therein. The Company terminated, as of the Effective Time, the tax receivable agreement filed as Exhibit 10.3 to the Company Form 10-K on the terms and subject to the conditions set forth therein with respect to certain of the parties thereto by wire transfer of the applicable payments. The Company expects to terminate the tax receivable agreement filed as Exhibit 10.3 to the Company Form 10-K on the terms and subject to the conditions set forth therein with respect to the remaining parties thereto by remittance of the applicable payments promptly following the Effective Time. The Company terminated, as of the Effective Time, the tax receivable agreements filed as Exhibits 10.4 through 10.5 to the Company Form 10-K on the terms and subject to the conditions set forth therein. On October 3, 2022, the Company provided notice to the parties to the tax receivable agreements filed as Exhibits 10.2, 10.6 and 10.7 to the Company Form 10-K of its intention to terminate those agreements on the terms and subject to the conditions set forth therein, with such terminations to be effective at a future date following the Effective Time.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each share of the Common Stock issued and outstanding as of immediately prior to the Effective Time (other than any (i) Restricted Shares (as defined below) and (ii) shares owned by (A) Parent, Merger Sub or any other wholly owned subsidiary of Parent, the Company or any wholly owned subsidiary of the Company (and, in each case, not held on behalf of third parties) or (B) stockholders who have properly made and not validly withdrawn or lost a demand for appraisal rights with respect to their shares) was automatically converted into the right to receive an amount in cash, without interest and subject to any applicable withholding taxes, equal to $25.75 (the “Per Share Merger Consideration”).

At the Effective Time, the equity-based awards of the Company outstanding as of immediately prior to the Effective Time were generally subject to the following treatment:

•

each option to acquire shares of the Common Stock (a “Company Option”), whether vested or unvested, was converted into an option to purchase a number of shares of Parent common stock (“Parent Shares”) based on the equity award exchange ratio set forth in the Merger Agreement (the “Equity Award Exchange Ratio”), with the exercise price per share of the Common Stock applicable to such Company Option adjusted by the Equity Award Exchange Ratio;

•

each outstanding restricted share of the Common Stock (a “Restricted Share”) subject to specified return-based vesting conditions (the “Exit-Vesting Conditions”) fully vested at the Effective Time pursuant to its terms and conditions as in effect as of the date of the Merger Agreement and was automatically converted into the right to receive the Per Share Merger Consideration, less any withholding taxes;

•

each outstanding restricted stock unit award of the Company (an “RSU”), whether vested or unvested (including any outstanding RSU subject to Exit-Vesting conditions that fully vested at the consummation of the Merger pursuant to its terms and conditions as in effect as of the date of the Merger Agreement), was converted into a restricted stock unit denominated in Parent Shares (a “Parent RSU”) based on the Equity Award Exchange Ratio, with the number of Parent Shares subject to such Parent RSU equal to the product of (i) (A) in the case of a service-based RSU, the total number of shares of the Common Stock subject to such RSU immediately prior to the Effective Time or (B) in the case of a performance-based RSU, the number of shares of the Common Stock subject to such RSU award based on target performance multiplied by (ii) the Equity Award Exchange Ratio;

•

each outstanding stock appreciation right award of the Company (a “SAR”), whether vested or unvested, was converted into a stock appreciation right denominated in a number of Parent Shares based on the Equity Award Exchange Ratio, with the strike price per share of the Common Stock applicable to such SAR adjusted by the Equity Award Exchange Ratio; and

•	each deferred stock unit award of the Company, whether vested or unvested, was converted into a deferred stock unit award denominated in Parent Shares based on the Equity Award Exchange Ratio.

The equity-based awards of the Company that converted into equity-based awards denominated in Parent Shares are generally subject to the same terms and conditions (including, as applicable, vesting, exercise and settlement) as applied to such award prior to the Effective Time, except to the extent such terms and conditions were rendered inoperative by the Merger or with respect to such other changes that were necessary for the administration of the awards and that were not materially detrimental to the holder of the award.

The foregoing summary description of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 6, 2021 and is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on October 3, 2022, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Merger had closed and requested that Nasdaq (i) suspend trading of the Common Stock on Nasdaq, (ii) withdraw the Common Stock from listing on Nasdaq and (iii) file with the SEC a notification on Form 25 to delist the Common Stock from Nasdaq and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Common Stock will no longer be listed on Nasdaq.

Additionally, the Company intends to file with the SEC a certification and notice on Form 15 under the Exchange Act requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

As of the Effective Time, the stockholders of the Company as of immediately prior to the Effective Time ceased to have any rights as stockholders of the Company other than the right to receive the Per Share Merger Consideration (in accordance with the terms of the Merger Agreement) and the Dividend. The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, all of the Company’s existing directors and officers, except Neil E. de Crescenzo, ceased serving as directors and officers of the Company in accordance with the terms of the Merger Agreement.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation and its bylaws, as in effect immediately prior to the consummation of the Merger, were each amended and restated in their entirety, effective as of the Effective Time. Copies of the certificate of incorporation and bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of January 5, 2021, by and among Change Healthcare Inc., UnitedHealth Group Incorporated and Cambridge Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 6, 2021).

Exhibit 2.2	Waiver, dated as of April 4, 2022, between UnitedHealth Group Incorporated, Cambridge Merger Sub Inc. and Change Healthcare Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 5, 2022).

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Change Healthcare Inc.

Exhibit 3.2	Amended and Restated Bylaws of Change Healthcare Inc.

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGE HEALTHCARE INC.

By:	/s/ Neil E. de Crescenzo
Name:	Neil E. de Crescenzo
Title:	Chief Executive Officer and President

Date: October 3, 2022

[Signature Page to 8-K]